Exhibit 5.1

NATHAN D. SIMMONS, ESQ.

SIMMONS LEGAL SERVICES, LLC

7210 South Algonquian Street, Suite 107

Aurora, Colorado 80016

Telephone (303) 818-1573

June 28, 2011

Board of Directors
US Natural Gas Corp
1717 Dr. Martin Luther King Jr. St. St. Petersburg, Florida 33704

Re:	2011 Employee and Consultant Stock Compensation Plan —
Registration Statement on Form S-8 for 36,000,000 shares

Gentlemen:

We have acted as counsel to US Natural Gas Corp, a Florida corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 36,000,000 shares of Common Stock, $0.001 par value (the "Common Stock") of the Company pursuant to the 2011 Employee and Consultant Stock Compensation Plan (the "Plan"), as further described in a Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our opinion, including, without limitation, the Articles of Incorporation and Bylaws, as amended, of the Company; resolutions adopted by the Board of Directors and shareholders of the Company authorizing and approving the Plan and the preparation and filing of the Registration Statement, and an officer's certificate regarding the foregoing and related issues. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance

Board of Directors US Natural Gas Corp Page 2
June 28, 2011

with any restrictive terms, delivery and payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

Very truly yours,

SIMMONS LEGAL SERVICES, LLC

Nat an D. Simmons, Esq.